Exhibit 10.1

AMENDED AND RESTATED
LINCOLN PARK SAVINGS BANK

DIRECTOR RETIREMENT PLAN

Lincoln Park, New Jersey

March 1, 2006

LINCOLN PARK SAVINGS BANK

AMENDED AND RESTATED
DIRECTOR RETIREMENT PLAN

This Amended and Restated Director Retirement Plan (the “Plan”), effective as of March 1, 2006 (the “Effective Date”), amends and restates the Lincoln Park Director Retirement Plan, which was effective March 1, 2006 (the “Director Retirement Plan”).  This Plan formalizes the understanding by and between Lincoln Park Savings Bank (the “Bank”), a bank organized under the laws of the state of New Jersey (the “Bank”), and its Directors (defined herein) who shall be eligible to participate in this Plan.  The Bank has herein restated the Plan with the intention that the Plan shall at all times satisfy Section 409A of the Code (as defined herein) and the regulations thereunder.  The provisions of the Plan shall be construed to effectuate such intentions.

W I T N E S S E T H :

WHEREAS, the Directors serve the Bank as members of the Board of Directors (“Board”); and

WHEREAS, the Bank previously established the Directors Retirement Plan to recognize the Directors who have provided long and faithful service to the Bank; and

WHEREAS, the Bank and the Directors intend this Plan to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for such Directors; and

WHEREAS, Section 409A of the Code requires that deferred compensation arrangements comply with its terms or be subject to current taxes and penalties; and

WHEREAS, Section 409A of the Code and the final regulations issued thereunder in April of 2007 necessitate further changes to the Directors Retirement Plan; and

WHEREAS, the Bank hereby amends and restates the Director Retirement Plan in order to comply with Code Section 409A.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Bank and the Directors agree as follows:

Article I
Definitions

Section 1.01	Definitions.

In this document, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms “he,” “his,” and “him,” shall refer to a Participant or a beneficiary of a Participant, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a)	“Annual Retirement Benefit” means an annual amount equal to Eighteen Thousand Dollars ($18,000), paid in monthly increments of One Thousand Five Hundred Dollars ($1,500.00).

(b)	“Bank” means Lincoln Park Savings Bank, Lincoln Park, New Jersey.

(c)
“Beneficiary” means the person designated by the Director, on a form provided by the Plan Administrator and filed with the Bank, attached hereto as Exhibit B, to receive the Director’s Annual Retirement Benefit or the remaining payments of the Annual Retirement Benefit if the Director dies before receiving payments for ten (10) years (any payments to the Beneficiary shall be deemed to be a “Survivor’s Benefit”).  If no Beneficiary is named, the Beneficiary shall be the Director’s surviving spouse, or if none, the Director’s children, in equal shares, per stirpes.  If a Director dies without a surviving spouse or children, and has not designated a Beneficiary, the Beneficiary shall be the Director’s estate.

(d)
“Benefit Eligibility Date” shall be the date on which a Director is entitled to receive a benefit under the Plan.  Unless otherwise set forth in another Section of this Plan, a Director’s “Benefit Eligibility Date” shall occur on the 1st day of the month coincident with or next following the earliest of the following events to occur: (i) the later of the month in which the Director retires or attains the Director’s Eligible Retirement Age (provided, however, that no Director shall have a Benefit Eligibility Date due to attainment of the Director’s Eligible Retirement Age prior to the third anniversary of the Plan’s Effective Date); (ii) the month in which a Disability determination is made; (iii) the later of the month in which the Director dies or the Bank is notified of the Director’s death; or (iv) the month in which the Director’s service is terminated (either voluntarily or involuntarily) following a Change in Control.

(e)	“Board of Directors” means the Board of Directors of the Bank.

(f)
“Change in Control” of the Bank or the Company shall mean (i) a change in ownership of the Bank or the Company (as defined herein) under paragraph (I) below, or (ii) a change in effective control of the Bank or the Company under paragraph (II) below, or (iii) a change in the ownership of a substantial portion of the assets of the Bank or the Company under paragraph (III) below:

(I)
Change in the ownership of the Bank or the Company.  A change in the ownership of the Bank or the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in Final Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

(II)
Change in the effective control of the Bank or the Company.  A change in the effective control of the Bank or the Company shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Final Treasury Regulation Section 1.409A-3(i)(5)(v)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Bank or the Company is another corporation.

(III)
Change in the ownership of a substantial portion of the Bank’s or the Company’s assets.  A change in the ownership of a substantial portion of the Bank’s or the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Final Treasury Regulation Section 1.409A-3(i)(v)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

(IV)
Notwithstanding anything herein to the contrary, the reorganization of the Bank as the wholly-owned subsidiary of a holding company in a standard conversion shall not be deemed a Change in Control.  For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Final Treasury Regulation Section 1.409A-3(i), except to the extent that such proposed regulations are superseded by subsequent guidance.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(h)	“Company” means Lincoln Park Bancorp, Inc.

(i)	“Director” means a member of the Board of Directors serving on the Board of Directors.

(j)
“Disability” means any case in which a Director: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months,(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees or non-employee directors of the Bank; or (iii) is determined to be totally disabled by the Social Security Administration.

(k)	“Disability Benefit” means the monthly benefit payable to the Director following a determination of the Director’s Disability.

(l)	“Discount Rate” shall mean 5.75%, or such other rate as determined from time to time by the Board of Directors.

(m)
“Eligible Retirement Age” shall mean the age of a Director when he or she has both attained age 65 and has completed ten (10) Years of Service on the Board.  For purposes of determining if a Director has attained Eligible Retirement Age, a Director’s Years of Service prior to the adoption of the Plan shall be credited towards the Director’s ten (10) Years of Service.

(n)	“Participant” means a Director who satisfies the eligibility requirements set forth in Section 2.01 (a) of the Plan.

(o)	“Payout Period” means One Hundred Twenty (120) consecutive months.

(p)	“Plan” means this Lincoln Park Savings Bank Amended and Restated Director Retirement Plan.

(q)
“Survivor Benefit” means an annual amount payable to the Beneficiary in monthly installments throughout the Payout Period.  The Survivor’s Benefit shall be equal to the Annual Retirement Benefit, calculated as if the Director had survived and remained in the service of the Bank until reaching the Director’s Eligible Retirement Age.

(r)	“Termination of Service” or “Terminates Service” means “separation from service” (as such term is defined under Code Section 409A).

(s)
“Year of Service” means a consecutive 12-month period of service on the Board of Directors.  The consecutive 12 month period of service shall be based on the calendar year or the fiscal year of the Bank, if different, in the sole discretion of the Plan Administrator.

Article II
Eligibility and Benefits

Section 2.01	Eligibility.

A Director shall be eligible to receive the Annual Retirement Benefit upon attainment of the Director’s Eligible Retirement Age.  In addition, a Director will be eligible for a Disability Benefit in accordance with Section 2.03, or the Director’s Beneficiary shall be eligible for a Survivor Benefit, in accordance with Section 2.04, if the director suffers a Disability or dies after the adoption of the Plan, without consideration to the Director’s Years of Service.  Service with the board of directors of any entity other than the Bank shall not be credited for any purpose under this Plan.

Section 2.02	Retirement of Benefit.

(a)	A Director who Terminates Service after the Director’s Eligible Retirement Age shall be fully vested in his or her Annual Retirement Benefit, payable in accordance with Section 2.05(a) herein.

(b)
A Director who Terminates Service after completing 10 or more Years of Service but before age 65 (other than due to death or Disability or a Change in Control), shall be entitled to the Annual Retirement Benefit which will become payable on the Director’s Benefit Eligibility Date following the Director’s Eligible Retirement Age.  A Director who terminates service before satisfying the requirement of having 10 Years of Service (other than due to death, Disability or a Change in Control), is not entitled to a benefit hereunder.

(c)	A Director who is terminated for just cause pursuant to Section 5.04 shall forfeit all benefits hereunder.

Section 2.03	Disability Benefit

Notwithstanding any other provision hereof, a Director who has not attained the Director’s Eligible Retirement Age shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined that the Director has incurred a Disability.  If the Director’s service is terminated due to Disability, the Director’s Benefit Eligibility Date shall be the first day of the month following the month in which the Disability determination is made.  The Director shall receive the Disability Benefit in lieu of any benefit available under Section 2.02.  In the event the Director dies while receiving payments pursuant to this Section, but prior to the completion of all payments due and owing hereunder, the Bank shall pay to the Director’s Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

Section 2.04	Death Benefit

If the Director dies while serving on the Board, the Director’s Beneficiary shall be entitled to a Survivor Benefit beginning on the Benefit Eligibility Date and payable over the Payout Period.  If a former Director dies after the Director becomes eligible for an Annual Retirement Benefit but before the Annual Retirement Benefit commences, the Director’s Beneficiary shall be entitled to a Survivor Benefit payable commencing on the Benefit Eligibility Date over the Payout Period.  In any case where a Director dies after commencement of the Annual Retirement Benefit and before the completion of such payments thereunder, the Director’s Beneficiary shall be entitled to the continuation of such payments for the remainder of the Payout Period.

Section 2.05	Time and Manner of Payment.

(a)
The Annual Retirement Benefit, the Disability Benefit and/or the Survivor Benefit are each payable commencing on the Benefit Eligibility Date and shall be payable over the Payout Period.  The payment of any one of these benefits to an eligible Director or Beneficiary shall fully satisfy the Bank’s obligation to such Director hereunder.

(b)	In the following circumstances and to the following extent, the Plan administrator may, in its sole discretion, authorize the acceleration of the payment of benefits under the Plan:

(i)
In the event that a Participant has suffered an unforeseeable emergency, the Plan administrator may, in its sole discretion upon the Participant’s request, and to the extent permitted under Section 409A of the Code, allow such Participant to obtain a lump sum payment of an amount not to exceed the lesser of the present value of the then remaining benefits otherwise payable to the Participant and the amount necessary to alleviate the unforeseeable emergency.  Such lump sum payment shall be in lieu of the equivalent benefits that would otherwise be payable to a Participant.  For these purposes an “unforeseeable emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case and shall be determined in accordance with Code Section 409A.   Amounts allowed as a hardship distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(ii)
To the extent required to comply with the terms of a domestic relations order (within the meaning of Section 414(p) of the Code) directed to and served upon the Plan, the Plan administrator may direct the payment of all or any portion of the benefit to which a Participant is entitled to at any time or in accordance with any benefit payment schedule set forth in such order.  Such lump sum payment shall be in lieu of the benefits that would otherwise be payable to a Participant.

(iii)
To the extent necessary to effect compliance with a certificate of divestiture (within the meaning of Section 1043(b)(2) of the Code), the Plan administrator may permit a lump sum payment in an amount up to the present value of the then remaining benefits otherwise payable to the Participant under this Plan.  Such lump sum payment shall be in lieu of the benefits that would otherwise be payable to a Participant.

Article III
Change in Control

3.01	Benefits Following a Change In Control.

Notwithstanding any other provision in this Plan to the contrary, in the event of a Change in Control, each Director serving on the Board of Directors on the date of the Change in Control will be credited with Years of Service, as if the Director had remained a member of the Board of Directors until age 65, with at least 10 Years of Service.  New Participants shall have the right within thirty (30) days after becoming a Participant to elect, in the form attached hereto as Exhibit A, to receive the Annual Retirement Benefit commencing on the effective date of the Change in Control or at their Eligible Retirement Age (for these purposes, age 65), if later.  In addition, the new Participants may elect to receive the Annual Retirement Benefit payable in a lump sum rather than in installments over the  Payout Period.  If the Director elects to receive the Annual Retirement Benefit at the time of the Change in Control rather than at their Eligible Retirement Age, the lump sum value will be calculated by applying the Discount Rate to the Annual Retirement Benefit, and for these purposes, treating the Participants as if the they are age 65 at the effective date of the Change in Control.  In the event no election is made by the new Participants, the new Participants shall be paid the lump sum value of the Annual Retirement Benefit commencing within ten (10) business days following the effective date of the Change in Control.  Notwithstanding the foregoing, current Participants may elect to change the time and form of payment of his or her benefits following a Change in Control to another permissible time and form (e.g., from lump sum to installment, or vice versa) by filing with the Bank a Transition Year Election Form for Current Participants, attached hereto as Exhibit C, provided that such election is made by December 31, 2008.

Article IV
Administration

Section 4.01	Administration

The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Board of Directors of the Bank or its designee. For these purposes, the Board of Directors of the Bank is the “Administrator.”  The Board of Directors or its designee shall have the authority to resolve any question under the Plan. The determination of the Board of Directors or its designee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.  Claims for benefits under the Plan shall be submitted in writing to the Board of Directors or to an individual designated by the Bank for this purpose.

Section 4.02	Claims Procedures and Arbitration.

In the event that benefits under this Plan are not paid to the Director (or to his Beneficiary in the case of the Director’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within thirty (30) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within thirty (30) days of the first claim denial. Claimants may review this Plan or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within thirty (30) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, it shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof

Article V
General Provisions

Section 5.01	No Funding.

(a)
All amounts payable in accordance with the Plan shall constitute a general unsecured obligation of the Bank. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Bank.

(b)
The Bank may, for administrative reasons, establish a grantor trust with an independent trustee for the benefit of Participants in the Plan. The Bank shall be treated as “grantor” of said trust for purposes of Section 677 of the Code.  Said grantor trust shall conform to the requirements of Internal Revenue Service Rev. Proc. 92-64.  The assets, if any, placed in said trust shall be held separate and apart from other Bank funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement.  The agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Bank to satisfy claims of the Bank’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law.  In the event that a Director has elected to receive the Annual Retirement Benefit in a form other than a lump sum in connection with the occurrence of a Change in Control of the Bank or the Company, the Bank shall establish a grantor trust and shall transfer assets to said grantor trust prior to the effective date of the Change in Control in an amount sufficient to ensure the payment of all amounts due and owing under the Plan following the Change in Control.

Section 5.02	Amendment of the Plan.

The Bank reserves the right to modify or amend the Plan, in whole or in part, at any time, and from time to time. However, no modification or amendment shall adversely affect the right of any Participant hereunder.

Section 5.03	Non-alienation.

Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

Section 5.04	Forfeiture for Just Cause.

In the event that the Director’s service as a Director is involuntarily terminated for reason of serious misconduct, dishonesty or fraud on the part of such Participant in his relationship with the Bank, all benefits that would otherwise be payable to him under the Plan shall be forfeited.

Section 5.05	Construction.

(a)	The Plan shall be construed, regulated and enforced under the laws of the State of New Jersey, without giving regard to any conflicts of laws principles thereof.

(b)	The masculine pronoun shall mean the feminine wherever appropriate, and the singular shall include the plural.

(c)
The illegality or unenforceability of any particular provision of this document shall not affect the other provisions and the Plan shall be construed in all respects as if such invalid provision were omitted.

(d)	The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

Section 5.06	Effective Date.

The Plan is adopted at a meeting of the Board of Directors held on _____________, however, the Effective Date of the Plan shall be March 1, 2006.

Section 5.07	Late Payments.

Any payment due and payable under this Plan that is not made within thirty (30) days after the date on which it is first due and payable shall continue to bear interest or other earnings from the date it is first due through the date of actual payment unless the delay in payment results solely from an act or failure to act on the part of the payment recipient.  Where a delay in excess of thirty (30) days has occurred in the commencement of any series of payments, the first payment made shall also include any previous installments that are due.

Section 5.08	Required Regulatory Provisions.

Notwithstanding anything herein contained to the contrary, any payments to a Director by the Bank under this Plan, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

Section 5.09	Construction and Severability.

This Plan is adopted following the enactment of Code Section 409A and is intended to be construed consistent with the requirements of that Section, the Treasury regulations and other guidance issued thereunder.  If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner that is consistent with Code Section 409A, and if such construction is not possible, as if such provision had never been included.  In the event that any of the provisions of this Plan or portion thereof are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be invalid or inoperative, and (2) the invalidity and enforceability of the remaining provisions will not be affected thereby.  If required by Code Section 409A, a Director’s Termination of Service on the Board shall be deemed to be defined in accordance with the definition of “separation from service” under Code Section 409A.

Section 5.10	Payment of Code Section 409A Taxes.

This Plan shall permit the acceleration of the time to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder.  Such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

Section 5.11	Termination of the Plan.

 Under no circumstances may the Plan permit the acceleration of the time or form of any payment under the Plan prior to the payment events specified herein, except as provided in this Section 5.11 of the Plan.  The Bank may, in its discretion, elect to terminate the Plan in any of the following three circumstances and accelerate the payment of the entire unpaid balance of the Director’s accrued benefits as of the date of such payment in accordance with Section 409A of the Code:

(i)           the Plan is irrevocably terminated within the 30 days preceding a Change in Control and (1) all arrangements sponsored by the Bank that would be aggregated with the Plan under Treasury Regulation §1.409A-1(c)(2) are terminated, and (2) the Director and all participants under the other aggregated arrangements receive all of their benefits under the terminated arrangements within 12 months of the date the Bank irrevocably takes all necessary action to terminate the Plan and the other aggregated arrangements;

(ii)           the Plan is irrevocably terminated at a time that is not proximate to a downturn in the financial health of the Bank and (1) all arrangements sponsored by the Bank that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if the Director participated in such arrangements are terminated, (2) no payments are made within 12 months of the date the Bank takes all necessary action to irrevocably terminate the arrangements, other than payments that would be payable under the terms of the arrangements if the termination had not occurred, (3) all payments are made within 24 months of the date the Bank takes all necessary action to irrevocably terminate the arrangements, and (4) the Bank does not adopt a new arrangement that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if a Director participated in both arrangements, at any time within three years following the date the Bank takes all necessary action to irrevocably terminate the Plan; or

(iii)           the Plan is terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred by a Director under the Plan are included in the Director’s gross income in the later of (1) the calendar year in which the termination of the Plan occurs, or (2) the first calendar year in which the payment is administratively practicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Bank, acting through its duly authorized officer, has executed this Director Retirement Plan, effective as of the date first written above.

Attest:	LINCOLN PARK SAVINGS

By:
Authorized Officer

Exhibit A

LINCOLN PARK SAVINGS BANK
AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN

CHANGE IN CONTROL ELECTION FORM FOR NEW PARTICIPANTS

According to the terms of Section 3.01 of this Plan, I understand that in the event of a Change in Control, I may elect to receive my Annual Retirement Benefit either at the time of the Change in Control or at age 65, if later.  In addition, I may also elect to receive my Annual Retirement Benefit either in a lump sum or in installments over ten (10) years.  I understand that if I fail to make an election, in the event of a Change in Control, I will receive the lump sum equivalent of my Annual Retirement Benefit on the effective date of the Change in Control.

In the event of a Change in Control of the Bank, I hereby elect to receive my Annual Retirement Benefit at the following time (check one):

on the effective date of the Change in Control

at age 65 (or if I am age 65 or greater at the time of a Change in Control, on the effective date of the Change in Control).

In the event of a Change in Control of the Bank, I hereby elect to receive my Annual Retirement Benefit in the following form (check one):

in a single lump sum payment

in equal monthly installments over the Payout Period.

Signature

Date

Received by the Bank this ______ day of _________________, 20___.

By
Title

Exhibit B

LINCOLN PARK SAVINGS BANK
AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN

BENEFICIARY DESIGNATION

The Director, under the terms of the Amended and Restated Director Retirement Plan executed by Lincoln Park Savings Bank, of Lincoln Park, New Jersey, dated _____________, 2008, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Plan, following his death:

PRIMARY BENEFICIARY:

Name:	% of Benefit:
Name:	% of Benefit:
Name:	% of Benefit:

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Director):

Name:	% of Benefit:
Name:	% of Benefit:
Name:	% of Benefit:

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.

Date:

Witness	Director

Exhibit C

LINCOLN PARK SAVINGS BANK
AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN

TRANSITION YEAR CHANGE IN CONTROL ELECTION FORM FOR CURRENT PARTICIPANTS

Instructions:  If you are a participant in the Amended and Restated Director Retirement Plan (the “Plan”), and you previously elected the time and form of payment of your Annual Retirement Benefit (e.g., lump sum, monthly installments) upon the occurrence of a Change in Control, you have a limited period of time to use this Transition Year Election Form to elect to change your previous distribution option.  For example, if you previously elected to receive your Annual Retirement Benefit in monthly installments on the effective date of the Change in Control, you may use this Transition Year Election Form to change your form of benefit to a lump sum distribution.

Due to IRS rules, individuals who participate in the Plan during 2008 must complete this form no later than December 31, 2008.  You may not use this form to change your distribution elections with respect to payments that are scheduled to be made to you in 2008, or otherwise to cause payments to be made to you in 2008.

Print Name:

I am a participant in the Plan  The Plan provides that in the event of a Change in Control, I may elect to receive my Annual Retirement Benefit either at the time of the Change in Control, or at age 65, if later.  I previously filed an election with the Bank with respect to the time and form of payment of Annual Retirement Benefit upon the occurrence of a Change in Control, and I now wish to change my distribution options by completing this Transition Year Election Form.  I understand that I may not make an election to cause payments to be made in 2008, or to change the form of payment of benefits that are scheduled to begin in 2008.

In the event of a Change in Control of the Bank, I hereby elect to receive my Annual Retirement Benefit at the following time (check one):

on the effective date of the Change in Control

at age 65 (or if I am age 65 or greater at the time of a Change in Control, on the effective date of the Change in Control).

In the event of a Change in Control of the Bank, I hereby elect to receive my Annual Retirement Benefit in the following form (check one):

in a lump sum

in equal monthly installments over the Payout Period.

Signature

Date

Received by the Bank this ______ day of _________________, 20___.

By
Title